UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 26, 2008
(June 20, 2008)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Adoption of 2008 Officer Incentive Plan

On June 20, 2008, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors (“Board”) of PNM Resources, Inc. (“PNMR” or the “Company”) approved the 2008 Officer Incentive Plan (the “Plan”) for officers, including executive officers, that will be effective from January 1 through December 31, 2008, and recommended the Board approve the Plan terms for Jeffry E. Sterba, Chairman, President and Chief Executive Officer (“CEO”) of the Company.  The Board approved the Plan terms and the individual performance goals for the CEO on June 25, 2008.  Short-term annual cash awards may be made through the Plan by March 15, 2009 to reward achievement in 2008 of specific financial and non-financial objectives developed for each officer.

Summary of Significant Terms

•
Cash awards under the Plan will generally be based on a combination of business unit (workgroup), corporate (financial) and individual performance.  To be eligible for an award, each officer participant must achieve the “threshold” level of his or her individual performance goals.  Threshold levels are based upon a level of performance that is reasonably achievable.  The maximum bonus level award opportunity is based upon a level of performance that is believed to be aggressive, but obtainable.  A baseline award will be calculated for each officer using a formula based on business unit (workgroup) and financial performance.

•
For the 2008 plan year, the Compensation Committee and the Board have the discretion to increase the amount of the incentive award pool if financial performance exceeds threshold performance.   The threshold financial performance level will be adjusted to exclude the effects of rate relief recently granted in New Mexico.  The Compensation Committee and the Board may also adjust the individual cash awards up or down based on the assessment of individual performance.  Similarly, the Board has the discretion under the Plan to adjust the CEO award.

•
Any participant who terminates employment on or before awards are distributed for the plan year for any reason other than death, disability, impaction or retirement will not be eligible for payment of an award.

•
The range of the potential baseline awards payable under the Plan to the principal executive officer, principal financial officer, principal operations officer and other named executive officers (which may be modified up or down at the Compensation Committee’s discretion based on individual performance and increasing the award pool if the threshold financial performance levels are met) are as follows:

Named Executive Officer	Range of Baseline Awards Payable under the Plan (as a % of the respective officer’s base salary)
	Threshold Opportunity Individual Goal Set	Stretch Opportunity Individual Goal Set	Maximum Bonus Opportunity Individual Goal Set
Jeffry E. Sterba, Chairman, President and Chief Executive Officer	16.0%	28.0%	40%
Patricia K. Collawn Utilities President	9.6%	16.8%	24%
Charles N. Eldred, Executive Vice-President and Chief Financial Officer	9.6%	16.8%	24%
Alice A. Cobb, Senior Vice President and Chief Administrative Officer	8.0%	14.0%	20%
Patrick T. Ortiz, Senior Vice President, General Counsel and Secretary	6.4%	11.2%	16%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: June 26, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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